Exhibit 99



[LOGO OMITTED]

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                          SANDY SPRING BANCORP REPORTS
                             SECOND QUARTER RESULTS

OLNEY, MARYLAND, July 15, 2004 -- Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, today announced net income for the second quarter of 2004 of $6.4 million ($.43 per diluted share) compared to $8.7 million ($.60 per diluted share) for the second quarter of 2003, a 27% decrease. Net income for the six-month period ending June 30, 2004 totaled $13.7 million ($.93 per diluted share) compared to $17.1 million ($1.16 per diluted share) for the prior year period, a 20% decrease. The continuing effects of lower amounts of residential mortgage loan refinancings and net interest margin declines are causing weaker earnings in the short run.

"Loans grew by 5% in the quarter and have grown by 18% over the past twelve months, signaling a movement toward more normalized core earnings as the dominant source of our revenue. The loan growth we are reporting underscores the strength of the infrastructure we have built to service the borrowing needs of our small business and middle-market clients. We believe we have reached a turning point beyond which margins are expected to improve and both loan growth and noninterest revenue will continue to ramp up," said Hunter R. Hollar, President and CEO of Sandy Spring Bancorp. "As always, we have been managing the institution for sustainable, consistent long-term performance and growth. We have continued to make foresighted management decisions and prudent investments in the business with the longer view in mind, as evidenced by the repositioning of the size and maturities of our investment portfolio and the planned growth in certain noninterest expense categories during the second quarter. These moves are expected to benefit future earnings and add to longer-term shareholder value."

"Loan growth in all categories continued in the second quarter of 2004," said Hollar. "Deposit growth was also good, with total deposits growing 4% in the most recent quarter and are up 6% over the past twelve months. Noninterest income gains were solid with trust fees up 30% and insurance agency fees up 12% as compared to the second quarter of 2003. Asset quality remains very strong. The underlying attributes of a high-performing banking company are all still self-evident and our core engine is quite healthy as we enter the second half of the year with optimism in an ever-competitive marketplace."

Return on average stockholders' equity was 13.07% for the second quarter of 2004, compared to 19.04% for the second quarter of 2003. Return on average assets for the second quarter of 2004 was 1.08%, compared to 1.50% for the second quarter of 2003.

For the first six months of 2004, return on average stockholders' equity was 14.03% compared to 18.91% for the first six months of 2003. Return on average assets for the first six months of 2004 was 1.17% compared to 1.48% for the first six months of 2003.

Comparing June 30, 2004 balances to June 30, 2003, total assets increased 2% to $2.4 billion. Total loans and leases grew 18% to $1.3 billion, while investment securities decreased 12% to $912 million. Total deposits increased 6% to $1.7 billion, while borrowings declined 6% to $534 million. During the same period, stockholders' equity increased 4% to $196 million or 8.1% of total assets.

Due to continuing strong asset quality, there was no provision for credit losses in the first six months of 2004 or 2003.

The Company's management will host a conference call to discuss its second quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations' section of the Sandy Spring Web site at www.sandyspringbank.com.

DETAILED REVIEW OF FINANCIAL RESULTS

Comparing the second quarter of 2004 to 2003, net interest income decreased 2% due primarily to the lower interest rates on loans and investment securities and lower investment securities balances, offset in part by the effects of loan growth, reduced interest on deposits and borrowings and lower borrowing balances. The net interest margin declined to 3.58% in 2004 from 3.74% in 2003. Noninterest income decreased by $1.8 million or 18% versus 2003. Noninterest income includes investment gains, which decreased by $.4 million, and $1.1 million of income from early termination of a sublease in 2003. Lower levels of mortgage banking activity, following a sustained period of mortgage loan refinancings, have resulted in a decline in gains on sales of mortgage loans, which decreased 36% versus the prior year period. Offsetting part of the decline in mortgage banking revenues were increases of 12% in insurance agency commissions and 30% in trust revenues. Noninterest expenses were $18.2 million in the second quarter of 2004 compared to $16.6 million in 2003, a 9% increase. Noninterest expenses include the amortization of intangible assets of $0.5 million in 2004 compared to $0.7 million in the second quarter of 2003. The GAAP based efficiency ratio increased to 69.55% for the second quarter while the traditional non-GAAP efficiency ratio increased to 63.30%. The increases were primarily the result of the expense growth combined with the effect of the net interest margin contraction and the decrease in gains on sales of mortgage loans. Noninterest expenses increased primarily due to higher compensation and benefits costs, attributable to a larger staff and merit increases, together with increased occupancy and equipment expenses from a new office facility in Howard County and an expanded branch network.

Comparing the first six months of 2004 and 2003, net interest income decreased by $.9 million or 2%, due primarily to the margin compression discussed above which resulted in a decline in the net interest margin to 3.70% for the first six months of 2004 compared to 3.84% for the same period in 2003. Noninterest income was $15.8 million for the six months ended June 30, 2004 versus $17.8 million for the same period in 2003, a decrease of $2.0 million or 11%. Noninterest income includes securities gains of $.3 million in 2004 and $.6 million in 2003, and the income from the early termination of a sublease. This decrease was due primarily to a 43% decrease in gains on sales of mortgage loans which was somewhat offset by increases of 18% in trust revenues, 11% in insurance agency commissions and 9% in fees on the sale of investment products. Other noninterest income increased $.4 million or 20% for the first six months of 2004 compared to 2003 due primarily to increases in gains on sales of other real estate owned, and gains on sales of SBA loans. Noninterest expenses were $34.9 million for the first six months of 2004 compared to $32.6 million for the same period in 2003, a 7% increase. Noninterest expenses include the amortization of intangible assets of $1.0 million for the first six months of 2004 compared to $1.3 million for the first six months of 2003. The GAAP based efficiency ratio increased to 66.8% for the first six months of 2004 while the traditional, non-GAAP efficiency ratio increased to 60.8%. These increases were mainly due to the expense growth mentioned above together with the decline in mortgage banking revenues and the net interest margin contraction.



ABOUT SANDY SPRING BANCORP/SANDY SPRING BANK

With $2.4 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and The Equipment Leasing Company. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 30 community offices and 45 ATMs located in Anne Arundel, Frederick, Howard, Montgomery, and Prince George's counties in Maryland. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

         Hunter R. Hollar, President & Chief Executive Officer, or James H. Langmead, Executive V.P. & Chief Financial Officer Sandy Spring Bancorp
         17801 Georgia Avenue
         Olney, Maryland 20832
         1-800-399-5919
         E-mail: HHollar@sandyspringbank.com
         JLangmead@sandyspringbank.com
         Web site: www.sandyspringbank.com

FORWARD-LOOKING STATEMENTS: Sandy Spring Bancorp makes forward-looking statements in this News Release that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management's estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp's actual future results may differ materially from those indicated. In addition, the Company's past results of operations do not necessarily indicate its future results.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

                                                     Three Months Ended                         Six Months Ended
                                                          June 30,                                   June 30,
                                                  ----------------------------      %        --------------------------      %
                                                      2004           2003         Change        2004           2003       Change
---------------------------------------------------------------------------------------------------------------------    --------
PROFITABILITY FOR THE PERIOD:
  Net interest income                                $17,862        $18,247         (2)       $36,488        $37,410         (2)
  Provision for credit losses                              0              0          0              0              0          0
  Noninterest income                                   8,241         10,050        (18)        15,800         17,807        (11)
  Noninterest expenses                                18,155         16,623          9         34,925         32,580          7
  Income before income taxes                           7,948         11,674        (32)        17,363         22,637        (23)
  Net income                                           6,393          8,736        (27)        13,694         17,064        (20)

    Return on average assets                           1.08%          1.50%                     1.17%          1.48%
    Return on average equity                          13.07%         19.04%                    14.03%         18.91%
    Net interest margin                                3.58%          3.74%                     3.70%          3.84%
    Efficiency ratio - GAAP based*                    69.55%         58.74%                    66.79%         59.00%
    Efficiency ratio - traditional*                   63.30%         56.02%                    60.81%         54.40%

PER SHARE DATA:
  Basic net income                                     $0.44          $0.61        (28)         $0.94          $1.18        (20)
  Diluted net income                                    0.43           0.60        (28)          0.93           1.16        (20)
  Dividends declared                                    0.19           0.18          6           0.38           0.36          6
  Book value                                           13.51          13.04          4          13.51          13.04          4
  Tangible book value                                  12.26          11.64          5          12.26          11.64          5
  Average fully diluted shares                    14,726,117     14,676,404                14,727,920     14,709,547

AT PERIOD-END:
  Assets                                          $2,424,199     $2,368,446          2     $2,424,199     $2,368,446          2
  Deposits                                         1,681,552      1,590,144          6      1,681,552      1,590,144          6
  Loans and leases                                 1,267,346      1,069,688         18      1,267,346      1,069,688         18
  Securities                                         912,208      1,037,460        (12)       912,208      1,037,460        (12)
  Stockholders' equity                               196,090        188,625          4        196,090        188,625          4

CAPITAL AND CREDIT QUALITY RATIOS:
  Average equity to average assets                     8.25%          7.89%                     8.33%          7.85%
  Allowance for credit losses to loans
    and leases                                         1.16%          1.41%                     1.16%          1.41%
  Nonperforming assets to total assets                 0.12%          0.07%                     0.12%          0.07%
  Annualized net (charge-offs) recoveries
    to average loans and leases                        (0.04)%        0.00%                     (0.02)%        0.00%

* The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes income from an early termination of a sublease in 2003 and securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION OF GAAP-BASED AND TRADITIONAL EFFICIENCY RATIOS
(In thousands, except per share data)

                                                                    Three Months Ended                 Six Months Ended
                                                                         June 30,                           June 30,
                                                             --------------------------------    ------------------------------
                                                                2004             2003                 2004            2003
                                                             ---------------  ---------------    --------------  --------------
Noninterest expenses-GAAP based                                      $18,155          $16,623           $34,925         $32,580
Net interest income plus noninterest income-
  GAAP based                                                          26,103           28,297            52,288          55,217

Efficiency ratio-GAAP based                                           69.55%           58.74%            66.79%          59.00%
                                                             ===============  ===============    ==============  ==============

Noninterest expenses-GAAP based                                      $18,155          $16,623           $34,925         $32,580
  Less non-GAAP adjustment:
    Amortization of intangible assets                                    487              664               973           1,329
                                                             ---------------  ---------------    --------------  --------------
      Noninterest expenses-traditional ratio                          17,668           15,959            33,952          31,251

Net interest income plus noninterest income-
  GAAP based                                                          26,103           28,297            52,288          55,217
    Plus non-GAAP adjustment:
      Tax-equivalency                                                  1,919            1,809             3,884           3,855
    Less non-GAAP adjustments:
      Securities gains                                                   109              543               337             551
      Income from an early termination of
        a sublease                                                         0            1,077                 0           1,077
                                                             ---------------  ---------------    --------------  --------------
          Net interest income plus noninterest
            income - traditional ratio                                27,913           28,486            55,835          57,444

Efficiency ratio - traditional                                        63.30%           56.02%            60.81%          54.40%
                                                             ===============  ===============    ==============   =============

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

                                                                            June 30,                December 31,
                                                               -------------------------------    --------------
                                                                      2004           2003              2003
----------------------------------------------------------------------------------------------    --------------
ASSETS
  Cash and due from banks                                            $41,399           $46,740           $38,397
  Federal funds sold                                                  67,754            67,765            10,670
  Interest-bearing deposits with banks                                   736               665               724
  Residential mortgage loans held for sale                            12,988            29,016            12,209
  Investments available-for-sale (at fair value)                     569,908           764,164           639,460
  Investments held-to-maturity - fair value of $322,896,
    $265,353, and $344,814, respectively                             322,448           253,318           337,634
  Other equity securities                                             19,852            19,978            21,111

  Total loans and leases                                           1,267,346         1,069,688         1,153,428
    Less:  allowance for credit losses                               (14,743)          (15,033)          (14,880)
                                                               --------------   ---------------   ---------------
      Net loans and leases                                         1,252,603         1,054,655         1,138,548

  Premises and equipment, net                                         40,498            37,851            37,679
  Accrued interest receivable                                         13,025            14,904            13,661
  Goodwill                                                             7,642             7,642             7,642
  Other intangible assets, net                                        10,473            12,597            11,446
  Other assets                                                        64,873            59,151            65,243
                                                               --------------   ---------------   ---------------
        Total assets                                              $2,424,199        $2,368,446        $2,334,424
                                                               ==============   ===============    ==============

LIABILITIES
  Noninterest-bearing deposits                                      $417,400          $373,429          $368,319
  Interest-bearing deposits                                        1,264,152         1,216,715         1,193,511
                                                               --------------   ---------------   ---------------
      Total deposits                                               1,681,552         1,590,144         1,561,830

  Short-term borrowings                                              384,436           446,770           413,223
  Subordinated debentures                                             35,000            35,000            35,000
  Other long-term borrowings                                         114,883            88,433           115,158
  Accrued interest payable and other liabilities                      12,238            19,474            15,764
                                                               --------------   ---------------   ---------------
        Total liabilities                                          2,228,109         2,179,821         2,140,975

STOCKHOLDERS' EQUITY
  Common stock -- par value $1.00; shares authorized
    50,000,000; shares issued and outstanding 14,517,640
    14,465,144 and 14,495,613, respectively                           14,518            14,465            14,496
  Additional paid in capital                                          19,511            18,655            18,970
  Retained earnings                                                  161,459           143,780           153,280
  Accumulated other comprehensive income                                 602            11,725             6,703
                                                               --------------   ---------------   ---------------
        Total stockholders' equity                                   196,090           188,625           193,449
                                                               --------------   ---------------   ---------------
        Total liabilities and stockholders' equity                $2,424,199        $2,368,446        $2,334,424
                                                               ==============   ===============    ==============

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

                                                                          Three Months Ended            Six Months Ended
                                                                              June 30,                      June 30,
                                                                   ------------------------------  -----------------------------
                                                                       2004            2003            2004             2003
                                                                   -------------   -------------   ------------    -------------
Interest income:
  Interest and fees on loans and leases                                 $16,919         $16,252         $33,375         $32,871
  Interest on loans held for sale                                           212             263             350             571
  Interest on deposits with banks                                             2               4               5               7
  Interest and dividends on securities:
    Taxable                                                               5,509           7,880          12,065          16,612
    Exempt from federal income taxes                                      3,515           3,483           7,102           6,951
  Interest on federal funds sold                                             88             109             147             215
                                                                   -------------   -------------   -------------   -------------
      Total interest income                                              26,245          27,991          53,044          57,227
Interest expense:

  Interest on deposits                                                    2,994           3,728           5,724           7,661
  Interest on short-term borrowings                                       3,699           4,497           7,450           9,127
  Interest on long-term borrowings                                        1,690           1,519           3,382           3,029
                                                                   -------------   -------------   -------------   -------------
      Total interest expense                                              8,383           9,744          16,556          19,817
                                                                   -------------   -------------   -------------   -------------
        Net interest income                                              17,862          18,247          36,488          37,410
Provision for credit losses                                                   0               0               0               0
                                                                   -------------   -------------   -------------   -------------
       Net interest income after provision for credit losses             17,862          18,247          36,488          37,410
Noninterest income:

  Securities gains (losses)                                                 109             543             337             551
  Service charges on deposit accounts                                     1,881           2,037           3,749           4,021
  Gains on sales of mortgage loans                                        1,028           1,603           1,797           3,178
  Fees on sales of investment products                                      666             666           1,295           1,187
  Trust department income                                                   984             758           1,738           1,478
  Insurance agency commissions                                            1,030             922           2,151           1,941
  Income from bank owned life insurance                                     613             710           1,243           1,319
  Income from an early termination of a sublease                              0           1,077               0           1,077
  Visa Check Fees                                                           497             494             921             919
  Other income                                                            1,433           1,240           2,569           2,136
                                                                   -------------   -------------   -------------   -------------
        Total noninterest income                                          8,241          10,050          15,800          17,807
Noninterest expenses:

  Salaries and employee benefits                                         10,285           9,514          20,218          18,964
  Occupancy expense of premises                                           1,815           1,533           3,443           3,117
  Equipment expenses                                                      1,324           1,099           2,514           2,140
  Marketing                                                                 482             509             995             963
  Outside data services                                                     766             660           1,487           1,305
  Amortization of intangible assets                                         487             664             973           1,329
  Other expenses                                                          2,996           2,644           5,295           4,762
                                                                   -------------   -------------   -------------   -------------
        Total noninterest expenses                                       18,155          16,623          34,925          32,580
                                                                   -------------   -------------   -------------   -------------
Income before income taxes                                                7,948          11,674          17,363          22,637
Income tax expense                                                        1,555           2,938           3,669           5,573
                                                                   =============   =============   =============   =============
          Net income                                                     $6,393          $8,736         $13,694         $17,064
                                                                   =============   =============   =============   =============
Basic net income per share                                                $0.44           $0.61           $0.94           $1.18
Diluted net income per share                                               0.43            0.60            0.93            1.16
Dividends declared per share                                               0.19            0.18            0.38            0.36

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries           2004                                             2003
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA   -------------------------- --------------------------------------------------------
(Dollars in thousands, except per share data)           Q2             Q1             Q4            Q3            Q2            Q1
-------------------------------------------------------------------------- --------------------------------------------------------
PROFITABILITY FOR THE QUARTER:
Tax-equivalent interest income                     $28,164        $28,764        $29,562       $30,060       $29,800       $31,282
-----------------------------------------------------------------------------------------------------------------------------------
Interest expense                                     8,383          8,173          8,478         9,137         9,744        10,073
-----------------------------------------------------------------------------------------------------------------------------------
Tax-equivalent net interest income                  19,781         20,591         21,084        20,923        20,056        21,209
-----------------------------------------------------------------------------------------------------------------------------------
  Tax-equivalent adjustment                          1,919          1,965          2,234         2,148         1,809         2,046
-----------------------------------------------------------------------------------------------------------------------------------
Provision for credit losses                              0              0              0             0             0             0
-----------------------------------------------------------------------------------------------------------------------------------
Noninterest income                                   8,241          7,559          7,178         8,751        10,032         7,757
-----------------------------------------------------------------------------------------------------------------------------------
Noninterest expenses                                18,155         16,770         17,742        16,904        16,605        15,957
-----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                           7,948          9,415          8,286        10,622        11,674        10,963
-----------------------------------------------------------------------------------------------------------------------------------
Income tax expense                                   1,555          2,114          1,502         2,404         2,938         2,635
-----------------------------------------------------------------------------------------------------------------------------------
Net Income                                           6,393          7,301          6,784         8,218         8,736         8,328
===================================================================================================================================
FINANCIAL RATIOS:
Return on average assets                             1.08%          1.26%          1.14%         1.37%         1.50%         1.46%
-----------------------------------------------------------------------------------------------------------------------------------
Return on average equity                            13.07%         15.00%         14.16%        17.42%        19.04%        18.76%
-----------------------------------------------------------------------------------------------------------------------------------
Net interest margin                                  3.58%          3.82%          3.82%         3.71%         3.74%         3.95%
-----------------------------------------------------------------------------------------------------------------------------------
Efficiency ratio - GAAP based *                     69.55%         64.04%         68.17%        61.41%        58.74%        59.28%
-----------------------------------------------------------------------------------------------------------------------------------
Efficiency ratio - traditional *                    63.30%         58.32%         61.80%        54.92%        56.02%        52.81%
===================================================================================================================================
PER SHARE DATA:
Basic net income                                     $0.44          $0.50          $0.46         $0.57         $0.61         $0.57
-----------------------------------------------------------------------------------------------------------------------------------
Diluted net income                                   $0.43          $0.50          $0.46         $0.56         $0.60         $0.56
-----------------------------------------------------------------------------------------------------------------------------------
Dividends declared                                   $0.19          $0.19          $0.19         $0.19         $0.18         $0.18
-----------------------------------------------------------------------------------------------------------------------------------
Book value                                          $13.51         $13.76         $13.35        $13.10        $13.04        $12.54
-----------------------------------------------------------------------------------------------------------------------------------
Tangible book value                                 $12.26         $12.48         $12.03        $11.75        $11.64        $11.10
-----------------------------------------------------------------------------------------------------------------------------------
Average fully diluted shares                    14,726,117     14,725,261     14,729,513    14,677,257    14,676,404    14,743,976
===================================================================================================================================
NONINTEREST INCOME BREAKDOWN:
Securities gains (losses)                             $109           $228           $339          $106          $543            $8
-----------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                  1,881          1,868          1,984         2,027         2,037         1,984
-----------------------------------------------------------------------------------------------------------------------------------
Gains on sales of mortgage loans                     1,028            769            639         1,906         1,603         1,575
-----------------------------------------------------------------------------------------------------------------------------------
Fees on sales of investment products                   666            629            512           512           666           521
-----------------------------------------------------------------------------------------------------------------------------------
Trust department income                                984            754            721           756           758           720
-----------------------------------------------------------------------------------------------------------------------------------
Insurance agency commissions                         1,030          1,121            876           924           922         1,019
-----------------------------------------------------------------------------------------------------------------------------------
Income from bank owned life insurance                  613            630            561           866           710           609
-----------------------------------------------------------------------------------------------------------------------------------
Income from early termination of a sublease              0              0              0             0         1,077             0
-----------------------------------------------------------------------------------------------------------------------------------
Visa Check Fees                                        497            424            439           434           494           425
-----------------------------------------------------------------------------------------------------------------------------------
Other income                                         1,433          1,136          1,107         1,220         1,240           896
-----------------------------------------------------------------------------------------------------------------------------------
  Total                                              8,241          7,559          7,178         8,751        10,050         7,757
===================================================================================================================================
NONINTEREST EXPENSE BREAKDOWN:
Salaries and employee benefits                     $10,285         $9,933         $9,188        $9,932        $9,514        $9,450
-----------------------------------------------------------------------------------------------------------------------------------
Occupancy expense of premises                        1,815          1,628          2,105         1,839         1,533         1,584
-----------------------------------------------------------------------------------------------------------------------------------
Equipment expenses                                   1,324          1,190          1,179         1,101         1,099         1,041
-----------------------------------------------------------------------------------------------------------------------------------
Marketing                                              482            513          1,060           477           509           454
-----------------------------------------------------------------------------------------------------------------------------------
Outside data services                                  766            721            671           643           660           645
-----------------------------------------------------------------------------------------------------------------------------------

* The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes income from an early termination of a sublease in 2003 and securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries           2004                                          2003
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA   -------------------------- ---------------------------------------------------------
(Dollars in thousands, except per share data)             Q2            Q1            Q4            Q3             Q2            Q1
-------------------------------------------------------------------------- ---------------------------------------------------------
NONINTEREST EXPENSE BREAKDOWN (CONTINUED):
Amortization of intangible assets                       $487          $486           486           665            664          $665
------------------------------------------------------------------------------------------------------------------------------------
Other expenses                                         2,996         2,299         3,053         2,247          2,644         2,118
------------------------------------------------------------------------------------------------------------------------------------
  Total                                               18,155        16,770        17,742        16,904         16,623        15,957
====================================================================================================================================
BALANCE SHEETS AT QUARTER END:
Residential mortgage loans                          $343,176      $337,850      $331,129      $313,873       $292,415      $276,001
------------------------------------------------------------------------------------------------------------------------------------
Residential construction loans                       113,382       103,292        88,500        74,889         71,016        66,937
------------------------------------------------------------------------------------------------------------------------------------
Commercial mortgage loans                            329,894       322,754       323,099       310,502        299,621       297,428
------------------------------------------------------------------------------------------------------------------------------------
Commercial construction loans                         55,563        52,162        51,518        55,337         53,626        61,434
------------------------------------------------------------------------------------------------------------------------------------
Commercial loans and leases                          140,560       125,527       116,322       112,563        119,145       116,157
------------------------------------------------------------------------------------------------------------------------------------
Consumer loans                                       284,771       260,644       242,860       232,377        233,865       232,359
------------------------------------------------------------------------------------------------------------------------------------
  Total loans and leases                           1,267,346     1,202,229     1,153,428     1,099,541      1,069,688     1,050,316
------------------------------------------------------------------------------------------------------------------------------------
  Less: allowance for credit losses                  (14,743)      (14,875)      (14,880)      (15,049)       (15,033)      (15,023)
------------------------------------------------------------------------------------------------------------------------------------
    Net loans and leases                           1,252,603     1,187,354     1,138,548     1,084,492      1,054,655     1,035,293
------------------------------------------------------------------------------------------------------------------------------------
Goodwill                                               7,642         7,642         7,642         7,642          7,642         7,642
------------------------------------------------------------------------------------------------------------------------------------
Other intangible assets, net                          10,473        10,959        11,446        11,932         12,597        13,262
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                       2,424,199     2,371,572     2,334,424     2,383,669      2,368,446     2,372,602
------------------------------------------------------------------------------------------------------------------------------------
Total deposits                                     1,681,552     1,618,591     1,561,830     1,558,220      1,590,144     1,555,513
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                           196,090       199,615       193,449       189,623        188,625       181,854
====================================================================================================================================
QUARTERLY AVERAGE BALANCE SHEETS:
Residential mortgage loans                          $355,676      $346,545      $331,024      $342,648       $302,344      $304,494
------------------------------------------------------------------------------------------------------------------------------------
Residential construction loans                       108,118        93,722        81,046        77,466         68,296        72,031
------------------------------------------------------------------------------------------------------------------------------------
Commercial mortgage loans                            327,441       316,768       315,603       298,359        300,309       295,728
------------------------------------------------------------------------------------------------------------------------------------
Commercial construction loans                         55,234        51,519        53,403        54,942         59,561        56,568
------------------------------------------------------------------------------------------------------------------------------------
Commercial loans and leases                          134,627       127,327       109,037       116,985        118,742       122,597
------------------------------------------------------------------------------------------------------------------------------------
Consumer loans                                       268,861       251,411       237,478       232,891        229,085       231,770
------------------------------------------------------------------------------------------------------------------------------------
  Total loans and leases                           1,249,957     1,187,292     1,127,591     1,123,291      1,078,337     1,083,188
------------------------------------------------------------------------------------------------------------------------------------
Securities                                           933,253       954,822     1,055,558     1,084,348      1,058,878     1,039,112
------------------------------------------------------------------------------------------------------------------------------------
Total earning assets                               2,220,656     2,167,641     2,201,368     2,229,467      2,177,451     2,158,817
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                       2,384,929     2,328,985     2,357,816     2,383,783      2,330,589     2,305,834
------------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities                 1,775,867     1,751,225     1,797,037     1,812,412      1,801,472     1,799,132
------------------------------------------------------------------------------------------------------------------------------------
Noninterest-bearing demand deposits                  392,387       360,341       351,761       355,119        322,431       299,638
------------------------------------------------------------------------------------------------------------------------------------
Total deposits                                     1,634,340     1,561,666     1,556,965     1,581,873      1,537,111     1,488,023
------------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity                                 196,719       195,730       190,063       187,183        183,992       180,044
====================================================================================================================================
CAPITAL AND CREDIT QUALITY MEASURES:
Average equity to average assets                       8.25%         8.40%         8.06%         7.85%          7.89%         7.81%
------------------------------------------------------------------------------------------------------------------------------------
Credit loss allowance to loans and leases              1.16%         1.24%         1.29%         1.37%          1.41%         1.43%
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets to total assets                   0.12%         0.14%         0.13%         0.14%          0.07%         0.08%
------------------------------------------------------------------------------------------------------------------------------------
Annualized net (charge-offs) recoveries to
  average loans and leases                             (0.04)%       0.00%         (0.06)%       0.00%          0.00%         0.00%
====================================================================================================================================
MISCELLANEOUS DATA:
Net (charge-offs) recoveries                           ($131)          ($5)        ($169)          $16            $10          ($13)
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets:
  Non-accrual loans and leases                           674           802           522           564            479           567
------------------------------------------------------------------------------------------------------------------------------------
  Loans and leases 90 days past due                    2,316         2,492         2,333         2,612            900         1,381
------------------------------------------------------------------------------------------------------------------------------------
  Restructured loans and leases                            0             0             0             0              0             0
------------------------------------------------------------------------------------------------------------------------------------
  Other real estate owned, net                             0            77            77           125            187             0
------------------------------------------------------------------------------------------------------------------------------------
    Total nonperforming assets                         2,990         3,371         2,932         3,301          1,566         1,948
====================================================================================================================================

Certain reclassifications of information currently reported have been made to conform to current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)


                                                                                Three Months Ended June 30,
                                                  --------------------------------------------------------------------------------
                                                                       2004                                     2003
                                                  --------------------------------------   ---------------------------------------
                                                      AVERAGE       ANNUALIZED   YIELD/        Average        Annualized    Yield/
                                                     BALANCES        INTEREST     RATE         Balance         Interest      Rate
                                                  ---------------- ------------- -------   ---------------   ------------  --------
ASSETS
Residential mortgage loans                             $355,676       $19,003     5.34%           $302,344        $18,022     5.96%
Residential construction loans                          108,118         4,886     4.52              68,296          3,578     5.24
Commercial mortgage loans                               327,441        21,171     6.47             300,309         21,108     7.03
Commercial construction loans                            55,234         3,151     5.70              59,561          3,539     5.94
Commercial loans and leases                             134,627         8,577     6.37             118,742          8,491     7.15
Consumer loans                                          268,861        11,999     4.46             229,085         11,446     5.00
                                                  -------------- -------------             ---------------  -------------
  Total loans and leases                              1,249,957        68,787     5.50          1,078,337         66,184     6.14
Securities                                              933,253        43,785     4.69          1,058,878         53,885     5.09
Interest-bearing deposits with banks                        836            11     1.32              1,310             14     1.07
Federal funds sold                                       36,610           354     0.97             38,926            435     1.12
                                                  -------------- -------------             ---------------  -------------
TOTAL EARNING ASSETS                                  2,220,656       112,937     5.09%         2,177,451        120,518     5.53%

Less:  allowance for credit losses                      (14,850)                                  (15,017)
Cash and due from banks                                  42,294                                    35,000
Premises and equipment, net                              40,303                                    36,637
Other assets                                             96,526                                    96,518
                                                  --------------                           ---------------
      Total assets                                   $2,384,929                                $2,330,589
                                                  ==============                           ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing demand deposits                       $230,522          $696     0.30%          $198,753           $451     0.23%
Regular savings deposits                                209,220           777     0.37            168,864            471     0.28
Money market savings deposits                           368,837         2,051     0.56            401,293          2,918     0.73
Time deposits                                           433,374         8,521     1.97            445,770         11,112     2.49
                                                  -------------- -------------             ---------------  -------------
  Total interest-bearing deposits                     1,241,953        12,045     0.97          1,214,680         14,952     1.23
Borrowings                                              533,914        21,380     4.00            586,792         24,072     4.10
                                                  -------------- -------------             ---------------  -------------
TOTAL INTEREST-BEARING LIABILITIES                    1,775,867        33,425     1.88          1,801,472         39,024     2.17
                                                                 -------------  -------                     ------------- --------
  Net interest income and spread*                                     $79,512     3.21%                          $81,494     3.36%
                                                                 =============  =======                     ============= ========

Noninterest-bearing demand deposits                     392,387                                   322,431
Other liabilities                                        19,956                                    22,694
Stockholder's equity                                    196,719                                   183,992
                                                  --------------                           ---------------
    Total liabilities and stockholders' equity       $2,384,929                                $2,330,589
                                                  ==============                           ===============

Interest income/earning assets                                                    5.09%                                     5.53%
Interest expense/earning assets                                                   1.51                                       1.79
                                                                                -------                                   --------
    Net interest margin                                                           3.58%                                     3.74%
                                                                                =======                                   ========

* Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $7,671,000 for the three months ended June 30, 2004 and $8,306,000 for the three months ended June 30, 2003.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)

                                                                              Six Months Ended June 30,
                                                  ---------------------------------------------------------------------------------
                                                                        2004                                     2003
                                                  ----------------------------------------   --------------------------------------
                                                      AVERAGE        ANNUALIZED   YIELD/        Average       Annualized   Yield/
                                                     BALANCES         INTEREST     RATE         Balance        Interest     Rate
                                                  ----------------  ------------- --------   --------------- ------------- --------
ASSETS
Residential mortgage loans                             $351,111        $18,917     5.39%        $303,413       $18,372     6.06%
Residential construction loans                          100,920          4,594     4.55           70,153         3,729     5.32
Commercial mortgage loans                               322,104         20,858     6.48          298,017        21,119     7.09
Commercial construction loans                            53,377          3,053     5.72           59,863         3,638     6.08
Commercial loans and leases                             130,977          8,453     6.45          118,883         8,596     7.23
Consumer loans                                          260,136         11,832     4.55          230,420        11,810     5.13
                                                  --------------  -------------             ------------- -------------
  Total loans and leases                              1,218,625         67,707     5.56        1,080,749        67,264     6.22
Securities                                              944,038         46,157     4.89        1,049,040        55,287     5.27
Interest-bearing deposits with banks                        918             10     1.09            1,278            14     1.10
Federal funds sold                                       30,568            294     0.96           37,109           429     1.16
                                                  --------------  -------------             ------------- -------------
TOTAL EARNING ASSETS                                  2,194,149        114,168     5.20%       2,168,176       122,994     5.67%

Less:  allowance for credit losses                      (14,870)                                 (15,028)
Cash and due from banks                                  40,937                                   34,799
Premises and equipment, net                              39,501                                   36,452
Other assets                                             97,059                                   93,872
                                                  --------------                            -------------
      Total assets                                   $2,356,776                               $2,318,271
                                                  ==============                            =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing demand deposits                       $227,254           $655     0.29%        $192,468          $484     0.25%
Regular savings deposits                                202,253            719     0.36          163,187           530     0.32
Money market savings deposits                           371,988          2,018     0.54          402,550         3,017     0.75
Time deposits                                           420,101          8,119     1.93          443,508        11,417     2.57
                                                  --------------  -------------             ------------- -------------
  Total interest-bearing deposits                     1,221,596         11,511     0.94        1,201,713        15,448     1.29
Borrowings                                              541,907         21,471     3.96          598,704        24,333     4.06
                                                  --------------  -------------             ------------- -------------
TOTAL INTEREST-BEARING LIABILITIES                    1,763,503         32,982     1.87        1,800,417        39,781     2.21
                                                                  ------------- -------                   ------------- --------
  Net interest income and spread*                                      $81,186     3.33%                       $83,213     3.46%
                                                                  ============= =======                   ============= ========

Noninterest-bearing demand deposits                     376,361                                  311,097
Other liabilities                                        20,673                                   24,830
Stockholder's equity                                    196,239                                  181,927
                                                  --------------                            -------------
    Total liabilities and stockholders' equity       $2,356,776                               $2,318,271
                                                  ==============                            =============

Interest income/earning assets                                                     5.20%                                   5.67%
Interest expense/earning assets                                                    1.50                                    1.83
                                                                                -------                                 --------
    Net interest margin                                                            3.70%                                   3.84%
                                                                                =======                                 ========


* Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $7,810,000 for the six months ended June 30, 2004 and $7,774,000 for the six months ended June 30, 2003.